Exhibit 10.20

[Text of e-mail from Andrew Worden to Jim Rieindl]

Dear Mr. Reindl,

Barron Partners LP will not use the cashless exercise feature prior to February 24th, 2008 for any of our warrants prior to the registration statement being effective.

Sincerely,

Andrew Barron Worden
Chairman & CEO
Barron Partners LP
730 Fifth Avenue, 25th Floor
New York NY 10019
tel 212-359-0201
Fax 212-359-0222
cell 917-854-0036
abw@barronpartners.com